Exhibit 8.1
[GREENBERG TRAURIG LETTERHEAD]
May 10, 2011
Schottenstein Realty Trust, Inc.
4300 East Fifth Avenue
Columbus, Ohio 43219
Initial Public Offering of
26,666,667 Shares of Common Stock of
Schottenstein Realty Trust, Inc.
Ladies and Gentlemen:
          We have acted as counsel to Schottenstein Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Form S-11 registration statement (File No. 333-171302) filed with the Securities and Exchange Commission on December 20, 2010, as amended through the date hereof (the “Registration Statement”), with respect to the offer and sale (the “Offering”) of up to 26,666,667 shares of common stock of the Company. You have requested our opinion regarding certain United States federal income tax matters in connection with the Offering.
          The opinions set forth in this letter are based, in part, on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder (including proposed and temporary treasury regulations) and interpretations of the foregoing as expressed in court decisions, applicable legislative history and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and that might result in material modifications of our opinions expressed in this letter. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position that may be taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
          In rendering the following opinions, we have examined and relied upon such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including, but not limited to: (i) the Registration Statement and the prospectus (the “Prospectus”) filed as part of the Registration Statement; (ii) the Company’s Articles of Amendment and Restatement (the “Charter”), in the form attached as an exhibit to the Registration Statement; (iii) the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form attached as an exhibit to the Registration Statement; (iv) the Amended and Restated Agreement of Limited Partnership of Schottenstein Realty LP, a Delaware limited partnership (the “Operating Partnership Agreement”), in the form attached as an exhibit to the Registration Statement; and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering these opinions. The opinions set forth in this letter are also premised on certain written factual representations of the Company contained in a letter to us dated as of the date hereof (the “Representation Letter”).
          For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in such documents, including the Prospectus and the Representation Letter. We consequently have relied upon the representations as to factual matters in the Representation Letter and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.
          In this regard, we have assumed or obtained representations regarding (and, with your consent, are relying upon) the following: that (A) all of the representations and statements set forth in the documents that we reviewed, including, without limitation, the Prospectus and the Representation Letter (collectively, the “Reviewed Documents”), are true, correct and complete, (B) all of the Reviewed Documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (C) the signatures of each original are genuine and each party who executed the document had proper authority and capacity, (D) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct and accurate, without such qualification, (E) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, (F) all of the obligations imposed by or described in the Reviewed Documents, including, without limitation, the obligations imposed under the Charter, have been and will continue to be performed or satisfied in accordance with their terms, (G) the Company will operate in a manner that will make the factual representations contained in the Reviewed Documents true, and (H) no action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.
          Based upon, subject to and limited by the assumptions and qualifications set forth herein, including those set forth below, we are of the opinion that:
1.	Commencing with its taxable year ending December 31, 2011, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT.

2.	The statements contained in the Prospectus under the caption “Federal Income Tax Considerations” that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.
     The Company’s qualification and taxation as a REIT depend upon the Company’s meeting on an ongoing basis (through actual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, which are described in the Prospectus. We have relied upon representations of the Company with respect to these matters (including those set forth in the Prospectus and in the Representation Letter) and will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion in the Prospectus under the caption “Federal Income Tax Considerations.”
          The foregoing opinions are limited to the federal income tax matters addressed herein and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. In the event any of the statements, representations, warranties or assumptions upon which we have relied to issue our opinions is incorrect, such opinions might be adversely affected and may not be relied upon. This opinion letter speaks only as of the date hereof. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is furnished to you for your use in connection with the Registration Statement. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
          We hereby consent to the filing of this opinion as an Exhibit 8.1 to the Registration Statement. We also consent to the references to our name under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,
/s/ Greenberg Traurig, LLP

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